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                                                                  Exhibit 12.1

                          CASELLA WASTE SYSTEMS, INC.
         STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)

                                                                                                               SIX MONTHS ENDED
                                                                         YEAR ENDED APRIL 30,                     OCTOBER 31,
                                                         ---------------------------------------------------  ------------------
                                                           1999       2000       2001       2002      2003      2002      2003
                                                         --------   --------   --------   --------  --------  --------  --------
FIXED CHARGE COVERAGE RATIO:

Income (loss) from continuing operations before
  income taxes, discontinued operations,
  extraordinary loss and cumulative effect of
  change in accounting principle.....................    $13,665    $22,042   $(114,001)  $15,798   $ 7,871   $12,900   $ 9,643
Undistributed earnings and minority interests........         --        502       1,026      (154)     (152)     (152)       --
(Gain) / loss in equity method investees.............         --      1,062      26,256    (1,899)   (2,073)   (1,751)     (898)
Distributed income of equity method investees........         --         --          --       500     2,000       500        --
Fixed charges........................................      6,171     17,547      41,961    31,888    27,291    14,360    12,622
Less: interest capitalized...........................       (530)      (640)       (373)     (437)     (719)     (273)     (290)
                                                         -------    -------    --------   -------   -------   -------   -------
Earnings (loss)......................................    $19,306    $40,513    $(45,131)  $45,696   $34,218   $25,584   $21,077
                                                         -------    -------    --------   -------   -------   -------   -------
Interest expense (includes amortization of deferred
  financing charges).................................    $ 5,641    $16,907    $ 41,588   $31,451   $26,572   $14,087   $12,332
Interest capitalized.................................        530        640         373       437       719       273       290
                                                         -------    -------    --------   -------   -------   -------   -------
Fixed charges........................................    $ 6,171    $17,547    $ 41,961   $31,888   $27,291   $14,360   $12,622
                                                         -------    -------    --------   -------   -------   -------   -------
Ratio of earnings to fixed charges...................       3.13       2.31          --      1.43      1.25      1.78      1.67
                                                         -------    -------    --------   -------   -------   -------   -------
PROFORMA FIXED CHARGE COVERAGE RATIO:

Proforma income from continuing operations before
  income taxes, discontinued operations,
  extraordinary item and cumulative effect of change
  in accounting principle............................                                               $ 7,871             $ 9,643
Undistributed earnings and minority interests........                                                  (152)                 --
Gain in equity method investees......................                                                (2,073)               (898)
Distributed income of equity method investees........                                                 2,000                  --
Proforma fixed charges...............................                                                25,642              14,738
Less: interest capitalized...........................                                                  (719)               (290)
                                                                                                    -------             -------
Proforma earnings....................................                                               $32,569             $23,193
                                                                                                    -------             -------
Proforma interest expense (includes amortization of
  deferred financing charges)........................                                               $24,923             $14,448
Interest capitalized.................................                                                   719                 290
                                                                                                    -------             -------
Proforma fixed charges...............................                                               $25,642             $14,738
                                                                                                    -------             -------
Ratio of proforma earnings to proforma fixed
  charges............................................                                                  1.27                1.57
                                                                                                    -------             -------
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